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                            JOINT FILING AGREEMENT


     We, the signatories of the statement on Schedule 13G filed with respect to the Common Stock of Convergent Communications, Inc., to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) of the Securities Exchange Act of 1934.

     Dated this 14th day of February, 2000.



                                        By:   /s/ John R. Evans
                                              ________________________
                                        Name: John R. Evans



                                        By:   /s/ Keith V. Burge
                                              _________________________
                                        Name: Keith V. Burge



                                        By:   /s/ Philip G. Allen
                                              _________________________
                                        Name: Philip G. Allen


                                   EXHIBIT A                        PAGE 9 OF 12